Exhibit 10(g)

FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422

OF THE INTERNAL REVENUE CODE

PURSUIT TO THE

UNION FINANCIAL BANCSHARES

2001 STOCK OPTION PLAN

STOCK OPTION for a total              shares of Common Stock, par value $0.01 per share, of the UNION FINANCIAL BANCSHARES, INC. (the “Company”), which Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, is hereby granted to                                           (the “Optionee”) at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2001 Stock Option Plan (the “Plan”) adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

1. Option Price. The option price is $              for each share, being 100 percent of the fair market value of the common stock of the Company on the date of grant of this option.

2. Exercise of Option.

(a) Vesting: This Option shall be exercisable as follows:

(b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

(i)  State the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his or her address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such person);

(ii)  Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

(iii)  Be in writing and delivered in person or by certified mail to the Treasurer of the Company or any other person designated by the Stock Option Committee of the Company.

Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by certified or bank cashier’s or teller’s check or as otherwise provided by the Plan. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

(c) Restrictions on exercise. This option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee’s exercise of this option, the Company may require the person exercising this option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

3. Nontransferability of Option. Except as otherwise provided in the Plan, this Option may not be transferred in any manner than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

4. Term of Option. Subject to Section 2(a) of this agreement, this Option may be exercised through and including                     , and may be exercised during such term only in accordance with the Plan and the terms of this Option.

Optionee

By:
Dwight V. Neese, President & CEO

Attest:
Wanda J. Wells, Corporate Secretary

Date of Grant:

STOCK OPTION AGREEMENT

FOR DIRECTOR OPTIONS

PURSUANT TO THE

UNION FINANCIAL BANCSHARES

2001 STOCK OPTION PLAN

DIRECTOR OPTION for a total              Shares of common sock, par value $0.01 per Share, of Union Financial Bancshares, Inc. (the “Company”), is hereby granted to                                           (the “Optionee”) at an exercise price determined as provided in, and in all respects to, the terms, definitions and provisions of the 2001 Stock Option Plan (the “Plan”) adopted by the Company, which is incorporated by reference herein, receipt of which is hereby acknowledged.

1. Exercise Price. This Director Option shall be exercisable at $              for each Share, being 100 percent of the fair market value of the common stock of the Company on the date of this option.

2. Exercise of Director Option.

(a) Vesting. This Director Option shall be exercisable as follows:

Options shall vest 100% upon retirement.

(b) Method of Exercise. This Director Option shall be exercisable by a written notice which shall:

(i)  State the election to exercise the Director Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares is to be registered, his or her address and Social Security Number (or if more that on, the names, addresses and Social Security Numbers of such persons);

(ii)  Be signed by the person or persons entitled to exercise the Director Option, and if the Director Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Director Option; and

(iii)  Be in writing and delivered in person or by certified mail to the Treasurer of the Company or any other person designated by the Stock Director Option Committee of the Company.

Payment of the purchase price of any Shares with respect to which the director Option is being exercised shall be by certified or bank cashier’s or teller’s check or as otherwise provided by the Plan. The certificate or certificates for Shares as to which the Director Option shall be exercised shall be registered in the name of the person or persons exercising the Director Option.

(c) Restrictions on exercise. This Director Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee’s exercise of this option, the Company may require the person exercising this option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

3. Nontransferability of Director Option. Except as otherwise provided in the Plan, this Director Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Director Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

4. Term of Director Option. Subject to Section 2(a) of this Agreement, this Director’s Option is exercisable through and including                         , provided, however, that this Director Option may be exercised during such term only in accordance with the Plan and this Agreement.

Optionee

By:
Carl L. Mason, Chairman of the Board

Attest:
Dwight V. Neese, President

Date of Grant: